UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On April 11, 2008, The TriZetto Group, Inc. (“TriZetto” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TZ Holdings, L.P., a Delaware limited partnership (“Parent”) and TZ Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Parent is controlled by Apax Partners, L.P. (“Apax”). BlueCross BlueShield of Tennessee, Inc. (“BCBST”) and Regence BlueCross BlueShield of Oregon, Regence BlueCross BlueShield of Utah and Regence BlueShield (collectively, the “Regence Group”) are providing a portion of the funding for the transaction and will be equity investors in the surviving corporation.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will be cancelled and converted into the right to receive $22.00 in cash, without interest (the “Merger Consideration”). Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Debt financing commitments of $630 million have been provided by Royal Bank of Canada. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including adoption of the Merger Agreement by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The companies expect to close the transaction during the second half of 2008.

The Company has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, governmental filings and approvals, public disclosures and other matters.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee of $50 million. The Merger Agreement further provides that, upon termination under specified circumstances, Parent would be required to pay the Company a reverse termination fee of $65 million. The reverse termination fee potentially payable by Parent is guaranteed by BCBST, the Regence Group and certain affiliates of Apax, in separate limited guarantees.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment of Rights Agreement

The disclosure in Item 3.03 is incorporated into this Item 1.01 by reference. Computershare Trust Company, N.A. (“Computershare”) is the transfer agent for the Company’s common stock.

Item 3.03	Material Modification of Rights of Securityholders.

On April 10, 2008, prior to the execution of the Merger Agreement, the board of directors of the Company approved the Second Amendment (the “Amendment”) to the Company’s Rights Agreement, dated as of October 2, 2000 between the Company and Computershare, as successor rights agent to U.S. Stock Transfer Corporation (the “Rights Agent”), as amended (as amended the “Rights Agreement”).

The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, the Amendment provides that neither Parent, Merger Sub nor any of their affiliates will become an “Acquiring Person” (as such term is defined in the Rights Agreement), that neither a “Shares Acquisition Date”, nor a “Distribution Date” (each as defined in the Rights Agreement) shall occur, and that “Rights” (as such term is defined in the Merger Agreement) will expire immediately prior to the effective time of the Merger. If the Merger Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On April 11, 2008, the Company and Apax issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

These filings contain forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, change of control, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, anticipated dilution or accretion of acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; risks associated with rapidly changing technology; the risk that TriZetto’s proposed acquisition by Apax Partners is not consummated; as well as the other risks identified in TriZetto’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations after the date of these filings.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition by Parent, TriZetto intends to file a proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF TRIZETTO ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by TriZetto through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and the Company’s other filings with the SEC also may be obtained from TriZetto. Free copies of TriZetto’s filings may be obtained by directing a request to Investor Relations at 949-719-2225. In addition, investors and security holders may access copies of the documents filed with the SEC by TriZetto on TriZetto’s website at www.trizetto.com, when they become available.

TriZetto, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from TriZetto’s stockholders with respect to the transactions contemplated by the definitive agreement between Parent and TriZetto. Information regarding TriZetto’s directors and executive officers is contained in TriZetto’s Annual Report on Form 10-K for the year ended December 31, 2007 and its preliminary proxy statement filed with the SEC on April 4, 2008 for its 2008 Annual Meeting of Stockholders, which are filed with the SEC. As of March 31, 2008, TriZetto’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 4,075,162 shares, or 9.07%, of TriZetto’s common stock. You can obtain free copies of these documents from TriZetto using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 11, 2008, between TZ Holdings, L.P., TZ Merger Sub, Inc. and The TriZetto Group, Inc.*

4.1	Second Amendment to Rights Agreement, dated as of April 11, 2008

99.1	Press release, dated April 11, 2008

*	Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: April 11, 2008	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 11, 2008, between TZ Holdings, L.P., TZ Merger Sub, Inc. and The TriZetto Group, Inc.*

4.1	Second Amendment to Rights Agreement, dated as of April 11, 2008

99.1	Press release, dated April 11, 2008

*	Excludes schedules, exhibits and certain annexes, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.